INSIDER TRADING POLICY
RULES FOR HANDLING OF INSIDE INFORMATION AND PRIMARY INSIDERS DISCLOSURES RELATING TO THE COMPANY'S BONDS LISTED ON OSLO BØRS
This insider manual applies for all employees and board members in SFL Corporation Ltd. (the "Company") and its subsidiaries in respect of bonds (and other Financial Instruments) listed on Oslo Børs

INTRODUCTION

1.1.The Company has publicly traded bonds on the Oslo Børs and is therefore subject to the Market Abuse Regulation (EU) 596/2014, including certain Commission Delegated/Implementing Regulation and Directives, as incorporated in the Norwegian Securities Trading Act (the "Securities Trading Act") and in the Issuer Rules of Oslo Børs1 (collectively referred to as "Applicable Securities Legislation").
Since the Company is a public company whose shares are listed on the New York Stock Exchange (the "NYSE") and registered under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") the Company is also subject to a number of laws concerning transactions in the Company's shares and other publicly traded securities on NYSE. The Company's has implemented a separate Insider Trading policy to detect and prevent insider trading that apply to everyone (regardless of whether you are a primary insider), including in respect of the Company's shares.

Note: These rules relate to the Company's bonds listed on the Oslo Stock Exchange, while disclosure and reporting obligations relating to the Company's shares is governed by the applicable NYSE rules.

PART I relates to the general prohibition against misuse of Inside Information (as defined below) related to financial instruments listed at a regulated market (such as the Company's bonds listed on Oslo Børs), as well as rules regarding the duty of confidentiality and due care in information handling, applicable for all persons in possession of Inside Information.

PART II relates to the rules specific for Primary Insiders and their close associates, including the clearance requirement and reporting obligations triggered by a Transaction in the Financial Instruments listed on the Oslo Stock Exchange.

The Company emphasises that each person is responsible for ensuring that his/her securities trading, including trading executed on his/her behalf, is carried out in accordance with the at all times prevailing laws and regulations for the relevant type of trade. Violation of the Applicable Securities Regulations is subject to criminal liability and administrative sanctions.
1 Euronext Rule Book I and Oslo Rule Book II – Issuer Rules

1.2.The Company's representative in charge of insider trading matters is the designated Compliance Officer of SFL Management AS (the “CO”). If you have any questions regarding the insider regulations or procedures, please contact the Compliance Officer on email: compliance@sflcorp.com.

DEFINITIONS

"Employees": All employees and board members of the Company and its subsidiary.

"Financial Instruments": Financial instruments which are issued by the Company and listed or applied for listing on Oslo Børs (or another regulated market or multilateral trading facilities in the EU), as well as financial instruments whose value depend on such financial instruments.

The term "financial instruments" is defined in Article 2 of the Market Abuse Regulation and includes inter alia shares, warrants, convertible bonds, bonds, options and futures/forwards.

"Inside Information": Precise information about Financial Instruments, the Company or other matters which is suited to influence the price of Financial Instruments noticeably, and which is not publicly available or commonly known in the market.

"Precise information" means information which indicates that one or more circumstances or events have occurred or may reasonably be expected to occur, and which are adequately specific to draw a conclusion regarding the possible influence of these circumstances or events on the price of Financial Instruments.

"Information which is suited to influence the price of Financial Instruments noticeably" means information which a reasonable investor is likely to use as a part of his/her investment decision.

"Person Closely Associated" with a Primary Insider:

a)The spouse of the relevant party or a person with whom the relevant party cohabits in a relationship akin to marriage.

b)The underage children of the relevant party or underage children of a person as mentioned in a).

c)A legal person, trust or partnership:

i.that is directly or indirectly controlled by the Primary Insider or a person referred to in (a) – (c); or

ii.that is set up for the benefit of the Primary Insider or a person as mentioned in no. (a) – (c), or

iii.that has substantially equivalent economic interests as those of the Primary Insider or person referred to in (a) to (c), or

iv.the managerial responsibilities of which are discharged by a primary insider or a person referred to in (a) to (c).

In no. iv above, "managerial responsibilities" should be read to cover those cases where a Primary Insider within the Company (or a Person Closely Associated with it) takes part in or influences the decisions of another legal person, trust or partnership to carry out transactions in financial instruments of the Company.

"Primary Insider": A person "discharging managerial responsibilities", which means a person who holds one of the following positions or offices within the Company:

a)board member,

b)member of senior management

c)deputy board members. ; and

d)a senior executive of the Company who (i) has regular access to inside information relating directly or indirectly to the Company, and (ii) has power to take managerial decision affecting the future developments and business prospects of the Company, could also be considered to be a primary insider of the Company.

"Transaction": purchase or sale, subscription, subscription rights, exchange or transfer for considerations in other than cash, entering of option contracts or future/forward contracts, relating to Financial Instruments or equivalent rights related to Financial Instruments;

PART I: HANDLING OF INSIDE INFORMATION

1.PROHIBITION AGAINST INSIDER TRADING

1.1Transactions with Financial Instruments, or incitement of such, shall not be made by an Employee who are in possession of Inside Information or Material Non-Public Information.

1.2The prohibition in section 1.1 only applies to misuse of Inside Information or Material Non-Public Information and does not prevent inter alia the normal performance of any previously entered into option or future/forward contract upon expiry of the contract.

1.3The prohibition in section 1.1 applies for Transactions both for own and another person's account, regardless of whether the Transaction is made in own or another person's name. Consequently, it is not possible to evade the prohibition by inventing creative schemes involving third parties.

1.4As a precautionary measure, no one shall engage in Transactions with Financial Instruments, or incitement of such, if they are unsure whether they are in possession of Inside Information or Material Non-Public Information.

1.5Anyone who possesses Inside Information is prohibited from cancelling or amending a placed trading order for a Transaction with Financial Instruments to which the Inside

Information relates that is given but not carried out when the Inside Information or Material Non-Public Information is made known to the Employee.

1.6The board of directors, the chairman of the board or the chief executive officer may decide, without further notice, to adopt a general, or a case-by-case, prohibition against Transactions with Financial Instruments applicable specifically for Employees.

1.7Employees in possession of Inside Information shall not give advice on trading in the Financial Instruments to which the Inside Information relates. This prohibition also covers advice on desisting from trading in the Financial Instruments.

2.DUTY OF CONFIDENTIALITY AND DUE CARE

1.1An Employee in possession of Inside Information or Material Non-Public Information shall not disclose such Inside Information or Material Non-Public Information to unauthorised parties.

1.2An Employee who is in possession of Inside Information or Material Non-Public Information shall show due care when handling such Inside Information or Material Non-Public Information, so that Inside Information or Material Non-Public Information does not come into the possession of unauthorised parties or is misused.

1.3Employees shall not, under any circumstance, disclose Inside Information or Material Non-Public Information to analysts, representatives from the financial market, journalists or representatives of any press agency without prior consent from the Compliance Officer.

1.4The duty of confidentiality pursuant to section 2.3 does not prohibit disclosure of Inside Information or Material Non-Public Information to other Employees as part of the normal exercise of a the employment or in the normal exercise of a profession or other duties.

1.5If an Employee, as part of the Company's business, is required to disclose Inside Information or Material Non-Public Information to third parties, such disclosure shall be approved in advance by the Compliance Officer.

1.6All Employees who gain access to inside information shall therefore ensure that the inside information is kept strictly confidential.

PART II: ADDITIONAL PROVISIONS FOR PRIMARY INSIDERS

The following provisions relate to Primary Insiders and the Persons Close Associated with the Primary Insiders in relation to the bonds (and other Financial Instruments) listed on Oslo Børs. Trading in the Company's shares listed on NYSE are governed by the applicable NYSE provisions.

1.PROHIBITION AGAINST TRADING IN RESTRICTED PERIODS

1.1Primary Insiders are restricted to trade in the Financial Instruments (i.e. the bonds listed on Oslo Børs) during 30 calendar days prior to the publication of the Company's financial reports (a "Closed Period"), which shall include annual reports, half-yearly reports and quarterly reports.

1.2The Company (the Compliance Officer, or the CEO if the trade relates to the Compliance Officer) may allow a Primary Insider an exemption from the trading prohibition during a Closed Period if it deems one of the following to circumstances to be present:

(i)on a case-by-case basis due to the existence of exceptional circumstances (such as severe financial difficulties that require an immediate sale of shares or debt instruments); or

(ii)due to the characteristics of the trading involved for transactions made under, or related to an employee share or saving scheme; or transactions where the beneficial interest in the relevant security does not change.

2.CLEARANCE REQUIREMENT

1.1Primary Insiders who intend to execute a trade in the Company's Financial Instruments shall request a clearance from the Compliance Officer regarding the relevant Transaction before executing the trade. A draft clearance form is enclosed as Schedule 1.

1.2If the Compliance Officer wishes to carry out a Transaction with Financial Instruments in accordance with this insider manual, he/she shall obtain clearance from the Company’s chief executive officer.

1.3If the Compliance Officer (or CFO, CEO or a Director of SFL if applicable) concludes that Inside Information or Material Non-Public Information exists, the request for clearance shall be refused. In the opposite case, it shall be approved. Approval or refusal of a request for clearance shall be in writing.

1.4The relevant Transaction is only regarded as cleared when a binding agreement regarding the Transaction is entered into within three (3) calendar days after the date of the clearance. If a binding agreement has not been entered into during such period, a new clearance must be obtained. Requests for clearance and responses shall be in the safekeeping of the Primary Insider for at least ten years.

1.5Even if clearance is obtained, the relevant Transaction shall not be carried out if the Primary Insider is in possession of Inside Information or Material Non-Public Information.

1.6The clearance requirement in section 6.3 does not prevent the normal performance of any previously entered into option or futures/forward contract upon the expiry of such contracts.

3.NOTIFICATION REQUIREMENT

1.1A Primary Insider and a Person Closely Associated with a Primary Insider has an independent obligation to notify the Company and the Norwegian Financial Supervisory Authority of any Transaction related to the bonds or any other Financial Instruments admitted to trading on Oslo Børs.

1.2The Primary Insider or the Person Closely Associated with the Primary Insider must notify the Transaction by:

a)to the Norwegian Financial Supervisory Authority by submitting form KRT- 1500 through Altinn.no2.

b)to the Company by submitting a copy of the completed KRT-form or by completing the form including in Schedule 2 to the Compliance Officer
1.3The Company shall immediately upon receipt of the notice in 3.2 publish the Transaction and Schedule 2-form as a stock exchange announcement.

1.4The notification deadline to the Company and the Norwegian Financial Supervisory Authority is immediately after the Transaction has been carried out, and no later than before opening of trading in Oslo the following day.

4.REGISTER OF PRIMARY INSIDERS AND THEIR CLOSE ASSOCIATES

1.1The Company shall keep a list of Primary Insiders and Person Closely Associated with the Primary Insiders in the web-based PDMR register of Oslo Børs. The Company's Compliance Officer is responsible for continuously updating the PDMR register. The PDMR register shall contain the relevant and required information for each of the Primary Insider and its Persons Closely Associated to it, regardless of any holdings of shares, bonds or other Financial Instruments in the Company.

1.2The Primary Insiders shall promptly provide the Compliance Officer with all information required by the Company for the purposes of registering and maintaining the Company's PDMR Register from time to time.

1.3The first time a person becomes a Primary Insider, he/she shall without undue delay deliver an initial PDMR Registration form to the Company with attention to the Compliance Officer.

1.4The Primary Insider shall without undue delay notify the Compliance Officer of any changes made to the initial PDMR Registration form.

5.PENALTIES AND SANCTIONS

1.1Wilful or negligent violation of the provisions in the Applicable Securities Legislation on misuse of Inside Information, duty of confidentiality and due care in information handling or prohibition against giving advice, notification requirement or duty to keep insider lists, or complicity thereto, is a criminal offence pursuant to the Securities Trading Act chapter 21 and the Market Abuse Regulation.

1.2Any person who wilfully or negligently misuses Inside Information, or contributes thereto, is liable to punishment by fines and/or imprisonment.

1.3This manual is part of the Company's company regulations. Any breach of this manual may affect the offender's employment.

2 Altinn - Template for notification of transactions and persons closely associated with them (KRT-1500)

DECLARATION FOR EMPLOYEES OF SFL CORPORATION LTD.
I have reviewed and understood the content of the insider trading manual for SFL Corporation Ltd., and will comply with it in its entirety.

By: ____________________________
Name:
Title:
Date:

DECLARATION FOR PRIMARY INSIDERS OF SFL CORPORATION LTD.
I have reviewed and understood the content of the primary insider manual for SFL Corporation Ltd., and will comply with it in its entirety. I have also ensured that any Person Closely Associated with me as a Primary Insider have reviewed and understood this.

By: ____________________________
Name:
Title:
Date:

SCHEDULE 1

REQUEST FOR CLEARANCE OF TRANSACTION WITH FINANCIAL INSTRUMENTS LISTED ON OSLO BØRS

To the Compliance Officer of SFL Corporation Ltd.:

The undersigned requests clearance for the following transaction:

Type of financial instrument: ____________________________________ Number of financial instruments: _________________________________ Transaction type (e.g. purchase or sale): ___________________________

The undersigned is, after having carried out proper investigations, not aware of information about the financial instruments or other matters which is suited to influence the price of the financial instruments or related financial instruments noticeably, and which is not publicly available or commonly known in the market. All mail and emails addressed to the undersigned to and including the date hereof have been read. To the extent the undersigned is aware of ongoing processes which may cause information as mentioned, the undersigned has discussed this with the relevant persons.
Place/date: __________________________________________________ Name: ______________________________________________________ Signature: __________________________________________________
* * *

DECLARATION BY THE CO
The above request for clearance is: approved
refused

If the request for clearance is approved: If the transaction is not carried out within three (3) calendar days after the date of this declaration, a new request for clearance must be submitted. Please note that the transaction cannot be carried out if Inside Information or Material Non- Public Information is received.

Place/date: __________________________________________________ Signature:

SCHEDULE 2:

Template for notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	[For natural persons: the first name and the last name(s)] [For legal persons: full name including legal form as provided for in the register where it is incorporated, if applicable]
2	Reason for the notification
a)	Position/status
[For persons discharging managerial responsibilities: the position occupied within the issuer, emission allowance, market participant/auction platform/auctioneer/auction monitor should be indicated, e.g. CEO, CFO]

[For persons closely associated,

-An indication that the notification concerns a person closely associated with a person discharging managerial responsibilities;
-Name and position of the relevant person discharging managerial responsibilities]

b)	Initial notification / Amendment	[Indication that this is an initial notification or an amendment to prior notifications. In case of amendment, explain the error that this notification is amending]
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	SFL Corporation Ltd.
b)	LEI	549300RLYYPSB0C7RH77
4	Details of the transaction(s): section to the repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Listed debt instrument [ISIN]
b)	Nature of the transaction	[Description of the transaction type]
c)	Price(s) and volume(s)	Price(s):	Volume(s):

[Where more than one transaction of the same nature (purchase, sales, lendings, borrows, etc.) on the same financial instrument or emission allowance are executed on the same day and on the same place of transaction, prices and volumes of these transactions shall be reported in this field, in a two columns form as presented above, as many lines as needed]

d)	Aggregated information -Aggregated volume -Price
[The volumes of multiple transactions are aggregated when these transactions:

-Relate to the same financial instrument or emission allowance;
-Are of the same nature;
-Are executed on the same day; and
-Are executed on the same place of transaction]
[Price information:

-In case of a single transaction, the price of the single transaction;
-In case the volumes of multiple transactions are aggregated: the weighted average price of the aggregated transactions]

e)	Date of the transaction	[Date of the particular day of execution of the notified transaction, using the date format: YYYY-MM-DD; UTC time]
f)	Place of the transaction	Oslo Børs